Exhibit 99.1

Nutrastar International Inc. Announces First Quarter 2015 Results

Harbin, China, May 15, 2015 -- Nutrastar International Inc. (OTC: NUIN; "Nutrastar" or the "Company"), a leading producer and supplier of premium branded consumer products, including commercially cultivated Cordyceps Militaris (“Cordyceps”), functional health beverages and organic and specialty foods, today announced its results for the three months ended March 31, 2015.

Financial Highlights for the Three Months Ended March 31, 2015

  Net revenue was $7.04 million, representing an increase of $0.17 million or 2.5% from $6.87 million in the comparable 2014 three month period.
  Gross profit was $5.46 million, representing a gross margin of 77.5%.
  Net income was $3.53 million, representing an increase of $0.30 million or 9.2% from $3.23 million in the comparable 2014 three month period.
  Basic and diluted EPS were $0.21 and $0.20, respectively, with weighted average 16.96 million basic shares and 17.74 million diluted shares outstanding.

Management Commentary

“Nutrastar continued to operate at full production capacity during the first quarter 2015 and benefit from established economies of scale. Top line revenue grew by $0.17 million over the comparable 2014 quarter driven primarily by a $0.11 million increase in sales in our core premium Cordyceps consumer product. Gross margins remained robust – experiencing a slight 1.2% improvement from 76.3% in Q1 2014 to 77.5% in Q1 2015 as a result of economies of scale and increased sales of our higher margin core Cordyceps products,” commented, Ms. Lianyun Han, CEO of Nutrastar.

Ms. Han continued, “Nutrastar’s core Cordyceps business has grown significantly over the last several years. Cordyceps, our highest margin product, continues to be our strongest revenue producing product line with the greatest market demand here in China. We continue to be the largest single producer of Cordyceps Militaris in China according to the Market Survey of Cordyceps Militaris 2014, published by Qianinfo Consulting, an independent market research firm, and are currently exploring opportunities to expand internationally starting with our “on-the-go” soluble form.

As mentioned on our prior earnings announcement, we are gradually taking appropriate measures for overseas expansion and surveying various market opportunities. This includes conducting and prototyping new product formats for select international markets and gauging possible receptivity and viability in the U.S. market. It is our 2015 goal to complete some of these measures which may play a pivotal role in the success of our Cordyceps products abroad. We will provide updates on our progress in these areas as soon as we are able to.”

Ms. Han added, “While it is not our policy to discuss fluctuations in Nutrastar’s common stock, we would like to allay any concerns about the recent market activity. The Company knows of no reason for the recent decrease in share price or trading activity in our shares. To the knowledge of Nutrastar, there has been no material adverse development or circumstances with respect to the Company's business that would explain the decrease in share price or trading volumes. We believe the Company's financial position and business are fundamentally sound, and that we remain well positioned in the Cordyceps consumer market with multiple product line offerings. We are currently in compliance with SEC reporting and disclosure rules, and are committed to transparency, full and fair disclosure as dictated by SEC laws and regulations.”

Outlook for the Year Ending December 31, 2015

Based on management’s current expectations, full year 2015 revenue remains in the range of $43 million to $45 million.

Request for Call with Management

Investors are invited to request a call with Nutrastar’s management team. For those investors who are interested in speaking with management, please contact American Capital Ventures at +1-305-918-7000 to schedule.

For more information regarding Nutrastar’s financial performance during the three months ended March 31, 2015, please refer to the Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or about May 15, 2015.

About Nutrastar International Inc.

Nutrastar is a China based leading producer and supplier of premium branded consumer products including commercially cultivated Cordyceps Militaris, functional health beverages as well as specialty and organic foods. Cordyceps Militaris is one of the most highly regarded herbal nutrients in Traditional Chinese Medicine. The Company is headquartered in Harbin, capital of Heilongjiang Province, with 336 employees, including 21 in R&D, and 149 in sales and marketing. The products of Nutrastar are sold throughout China via a sales and distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com/ or e-mail: ir@nutrastarintl.com

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Safe Harbor Statement

This news release contains “forward-looking statements” relating to the business of Nutrastar International Inc., its subsidiaries and other affiliate companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Richard Hull
American Capital Ventures
Tel: +1-305-918-7000
Email: info@amcapventures.com

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Three Months Ended March 31,
	2015	2014
REVENUE	$7,042,327	$6,866,681
Cost of goods sold	(1,584,260)	(1,628,254)
GROSS PROFIT	5,458,067	5,238,427
Selling expenses	(297,625)	(247,063)
General and administrative expenses	(491,283)	(673,015)
Income from operations	4,669,159	4,318,349
Other income (expenses):
Interest income	111,407	91,858
Foreign exchange differences	(8,071)	(18,089)
Total other income (expenses)	103,336	73,769
Income before income taxes	4,772,495	4,392,118
Provision for income taxes	(1,241,318)	(1,158,544)
NET INCOME	3,531,177	3,233,574
OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	(525,174)	(1,052,829)
COMPREHENSIVE INCOME	$3,006,003	$2,180,745
Earnings per share
Basic	$0.21	$0.19
Diluted	$0.20	$0.18
Weighted average number of shares outstanding
Basic	16,957,832	16,657,418
Diluted	17,737,437	17,645,322

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLARS)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$127,914,281	$126,542,564
Accounts receivable	49,495	93,066
Inventories	1,380,675	635,409
Prepayments and other receivables	1,141,526	1,489,800
Deferred tax asset (VAT)	247,761	-
Total current assets	130,733,738	128,760,839
OTHER ASSETS
Intangible assets, net	488,857	613,315
Property, plant and equipment, net	14,124,892	14,424,942

Total assets	$145,347,487	$143,799,096

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Other payables and accruals	$955,592	$990,290
Taxes payable	1,280,708	2,748,583
Due to a related party	515,631	511,054
Preferred stock dividend payable	700,606	690,662
Total current liabilities	3,452,537	4,940,589
Total liabilities	3,452,537	4,940,589
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value, 1,000,000 shares authorized, 74,276 shares and 77,776 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively; aggregate liquidation preference amount: $2,079,728 and $ 2,177,728, plus accrued but unpaid dividend of $700,606 and $690,662, at March 31, 2015 and December 31, 2014, respectively	1,693,950	1,773,772
Common stock, $0.001 par value, 190,000,000 shares authorized, 17,039,951 shares issued and 16,996,396 shares outstanding at March 31, 2015; 16,953,541 shares issued and 16,909,986 shares outstanding at December 31, 2014	17,040	16,954

Additional paid-in capital	21,274,427	21,122,372
Statutory reserves	4,989,033	4,989,033
Treasury stock, at cost, 43,555 shares as of March 31, 2015 and December 31, 2014	(78,767)	(78,767)
Retained earnings	106,272,606	102,783,308
Accumulated other comprehensive income	7,726,661	8,251,835
Total stockholders' equity	141,894,950	138,858,507

Total liabilities and stockholders' equity	$145,347,487	$143,799,096

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,531,177	$3,233,574
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	367,958	372,777
Share-based compensation expense	40,384	45,234
IR unregistered stock compensation expense	-	14,558
(Increase) decrease in assets:
Accounts receivable	43,249	(40,338)
Inventories	(748,178)	(1,046,809)
Prepayments and other receivables	342,881	526,815
Increase (decrease) in liabilities:
Other payables and accruals	(31,145)	(75,594)
Advance from related party	13,864	139,989
Taxes payable	(1,706,421)	(1,704,426)
Net cash provided by operating activities	1,853,769	1,465,780

Foreign currency translation adjustment	(482,052)	(930,431)

INCREASE IN CASH AND CASH EQUIVALENTS	1,371,717	535,349
CASH AND CASH EQUIVALENTS, at the beginning of the period	126,542,564	102,599,186

CASH AND CASH EQUIVALENTS, at the end of the period	$127,914,281	$103,134,535

NON-CASH TRANSACTIONS
Preferred stock and dividend converted into common stock	$111,757	$958,897
Preferred stock dividend payable	41,879	46,676
Share-based payment to officers and directors under equity incentive plan	40,384	45,234
Share-based payment – IR unregistered stock compensation expense	-	14,558
SUPPLEMENTAL DISCLOSURE INFORMATION
Income taxes paid	$2,247,715	$2, 355,699